 Earnings Release  FY 2020 & Q4 2020 ResultsJuly 30, 2020

 Business ResultsFiscal Year 2020

 IMMEDIATE PRIORITIES    Ensuring the health and safety of the men and women of P&G around the world.Maximizing the availability of products that help people and their families with their health, hygiene and cleaning needs.Helping society meet and overcome the challenges they face.

 SUPERIORITYTO WIN WITH CONSUMERS  LEADING CONSTRUCTIVE DISRUPTION  FOCUSED & AGILE ORGANIZATION  STRATEGIC FOCUS AREAS  PORTFOLIO: DAILY USE, PERFORMANCE DRIVES BRAND CHOICE  PRODUCTIVITY TO FUEL INVESTMENTS                                                                                                                            Products  Packaging  Value  New StandardOf Excellence  Communication  Retail Execution

 FY 2020 HIGHLIGHTS

 Fiscal Year 2020  Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free Cash Flow Productivity  FY ‘20  +6%  +4%  +13%  114%  Currency Neutral Core EPS Growth  +17%

 ORGANIC SALES GROWTHANNUAL PROGRESSION

 CORE EPS GROWTHANNUAL PROGRESSION

 CURRENCY-NEUTRAL CORE EPS GROWTHANNUAL PROGRESSION

 Business ResultsQ4 FY 2020

 Q4 FY 2020 RESULTSORGANIC SALES GROWTH  Q4 Organic sales were driven by volume, pricing and mix. Organic volume up +3%, pricing +2% and mix +1%.

 Q4 FY 2020 RESULTSCORE EPS GROWTH  Core gross margin +210 basis pointsCore operating margin +140 basis pointsTotal productivity savings +440 basis points

 Q4 FY 2020 RESULTSCURRENCY-NEUTRAL CORE EPS GROWTH  Core gross margin ex-FX +250 basis pointsCore operating margin ex-FX +190 basis points

 Business Segment Results and HighlightsQ4 FY 2020

 +2% Pricing, flat MixGlobal value share flat versus year agoNet Earnings: Volume growth, pricing, productivity savings and commodity tailwinds were partially offset by negative mix from volume loss on premium SK-II brand and currency headwinds.  Q4 FY 2020 RESULTSBEAUTY SEGMENT

 Beauty Segment has delivered 19 consecutive quarters of organic sales growth through Q4 FY ’20. FY ’20 organic sales grew mid-single digits versus year ago.In Q4, Hair Care organic sales increased high single digits versus year ago. North America grew double digits driven by premium product innovation, strong retail execution and retailer inventory restocking. Greater China grew double digits with strong retail execution and demand recovery following the retail market shut-down in the previous quarter. Latin America grew high single digits led by pricing.In Q4, Skin & Personal Care organic sales decreased low single digits versus year ago with growth in Personal Care and Olay more than offset by softness in the SK-II business in Asia. North America sales grew double digits driven by Olay premium product innovation and continued strong demand in Personal Care. Greater China sales grew double digits with strong growth across Personal Care (Safeguard), Olay Skin and SK-II domestic market. SK-II sales declined double digits related to disruptions in global travel impacting the Japan and Hong Kong markets as well as the broader travel retail channel.  Q4 FY 2020 RESULTSBEAUTY HIGHLIGHTS

 +2% Pricing, +1% Mix Global value share decreased 1.2 points versus year ago. Net Earnings: Pricing and productivity savings were more than offset by the Boston real estate sale gain in base year period, volume decline and currency headwinds.  Q4 FY 2020 RESULTSGROOMING SEGMENT

 In FY ’20, Grooming delivered its second year of low single digit organic sales growth. In Q4, Grooming organic sales declined low single digits versus year ago. In Q4, Shave Care organic sales declined mid-single digits driven primarily by continued softness in Europe with a reduction in shaving incidents related to the global pandemic. North America grew sales low single digits with pricing help related to lower promotional spending. Greater China grew double digits with strong volume growth from innovation and digital executions as well as demand recovery following retail market shut-down. Latin America organic sales were flat with volume softness offset by devaluation-driven pricing. In Q4, Appliances sales increased double digits driven by innovation, in-home styling consumption growth and pricing help related to lower promotional spending.  Q4 FY 2020 RESULTSGROOMING HIGHLIGHTS

Q4 FY 2020 RESULTS
HEALTH CARE SEGMENT



Organic Sales
2%
Organic Volume
-1%
Net Earnings
-12%
Constant Currency Net Earnings
-7%

- +1% Pricing, +2% Mix
- Global value share increased 0.2 points versus year ago
- Net Earnings: Pricing and productivity savings were more than offset by small brand divestiture gains in the base period, volume decline, currency headwinds and brand communication investments.

Global Oral Care grew FY ‘20 organic sales mid-single digits with growth across all regions and segments.In Q4, Oral Care organic sales declined low single digits versus year ago. North America sales declined low single digits with strong growth in premium paste more than offset by continued softness of Power toothbrushes related to closure of professional businesses. Europe organic sales declined high single digits primarily due to Power toothbrush sales decline due to closure of Electro stores. Greater China grew sales double digits driven by increased consumer demand following the retail market shut-down in the previous quarter. Latin America grew low single digits driven by innovation-driven volume and pricing. Global Personal Health Care delivered a record year of double-digit organic sales growth in FY ’20 including the successful completion of the Merck integration.In Q4, Personal Health Care organic sales increased double digits versus year ago led by innovation-driven volume, increased brand communication investments, respiratory retailer inventory build, and consumer consumption increases across Digestive Health and Sleep segments related to the global pandemic.   Q4 FY 2020 RESULTSHEALTH CARE HIGHLIGHTS

 +2% Pricing, +4% MixGlobal value share increased 0.6 points versus year agoNet Earnings: Strong volume growth, pricing, productivity savings and commodity tailwinds were partially offset by investments in brand communication and currency headwinds.  Q4 FY 2020 RESULTSFABRIC & HOME SEGMENT

 Global Fabric Care grew FY ’20 organic sales high single digits with mid-to-high single digit sales growth across all four quarters driving market growth and P&G share growth. Fabric Care organic sales grew high single digits versus year ago. North America delivered double digit organic sales growth led by premium innovation-driven volume growth across Laundry and Fabric Enhancers and market growth. China Fabric Care increased double digits driven by innovation and demand recovery following the temporary disruption of consumer access to retail markets in the previous quarter. Europe sales declined low single digits due to market contraction and customer de-stocking related to global pandemic.Global Home Care delivered a record year in FY ’20 with double digit organic sales growth at the category level and across all three category segments: Dish, Air and Surface. Home Care organic sales increased double digits with strong growth across all segments: Dish, Air and Surface. Sales increased from innovation-driven volume, superior retail execution and increased consumer consumption across most markets.   Q4 FY 2020 RESULTSFABRIC & HOME HIGHLIGHTS

 +3% Pricing, +1% MixGlobal value share increased 0.1 points versus year agoNet Earnings: Volume growth, pricing, productivity savings and commodity tailwinds were partially offset by lower margin product mix hurt and currency headwinds.   Q4 FY 2020 RESULTSBABY, FEMININE and FAMILY CARE SEGMENT

 Baby Care organic sales declined low single digits in FY ’20 with growth in the U.S. and Greater China offset by declines in other markets. Baby Care declined high single digits in Q4. North America grew mid-single digits driven by increased demand for premium products and wipes. Greater China grew high single digits driven by strong retail execution and demand recovery following the temporary disruption of consumer access to retail markets in previous quarter. Europe and Latin America declined double digits related to market contraction and destocking related to global pandemic.Feminine Care delivered FY ’20 organic sales growth of mid-single digits – delivering over a decade of consecutive organic sales growth. In Q4, Feminine Care organic sales increased mid-single digits versus year ago led by double digit growth in North America and Greater China. Sales growth driven by premium innovation, retailer inventory restocking and favorable product mix from Always Discreet growth.Family Care delivered a record year in FY ’20 with double digit sales growth at the total category and across all three brands: Charmin, Bounty and Puffs. Q4 organic sales increased double digits driven by continued strong consumer demand with increased consumption and pricing related to lower promotional spending partially offset by negative product/size mix.  Q4 FY 2020 RESULTSBABY, FEMININE and FAMILY CARE HIGHLIGHTS

 FY 2021 Guidance

   FY ‘21  Organic Sales Growth  +2% to +4%   All-in Sales Growth   +1% to +3%   Organic sales growth guidance +2% to +4%All-in sales growth to +1% to +3%Includes a one percent negative impact from foreign exchange.  FY 2021 GuidanceSALES

   FY ‘21  FY ’20 Base EPS used for growth rates  Core EPS Growth   +3% to +7%  $5.12  All-in EPS Growth   +6% to +10%  $4.96  Core EPS growth to +3% to +7% All-in EPS of +6% to +10%Effective tax rate range of 18% to 19%   FY 2021 GuidanceEARNINGS PER SHARE

  Adjusted Free Cash Flow Productivity: 90% Capital Spending, % Sales: 4% to 5%Dividends: $8BDirect Share Repurchase: $6 to $8B  FY 2021 GuidanceCASH GENERATION AND USAGE

 Significant deceleration of market growth ratesSignificant currency weaknessSignificant commodity cost increasesAdditional geo-political disruptions and economic volatility  FY 2021 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters, acts of war or terrorism, or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information and operational technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s exit from the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply, and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns (including the novel coronavirus, COVID-19, outbreak). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

The following provides definitions of the non-GAAP measures used in Procter & Gamble's July 30, 2020 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP adjusted cash flow productivity measure because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.

The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — page 6
3.	Core gross margin and currency-neutral Core gross margin — page 9
4.	Core operating profit margin and currency-neutral Core operating profit margin — page 9
5.	Adjusted free cash flow productivity — page 10

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017), the impact of Venezuela deconsolidation in FY 2016, and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.

The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has had and continues to have an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. In 2012 the Company began a $10 billion strategic productivity and cost savings initiative that included incremental restructuring activities.  In 2017, the Company communicated details of an additional multi-year productivity and cost savings plan.  This results in incremental restructuring charges to accelerate productivity efforts and cost savings.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•
Early debt extinguishment charges: In fiscal 2017 and 2018, the Company recorded after-tax charges of $345 and $243 million respectively, due to the early extinguishment of certain long-term debt. These charges represent the difference between the reacquisition price and the par value of the debt extinguished.

•
Transitional Impact of U.S. Tax Act:  In December 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "U.S. Tax Act").  This resulted in a net charge of $602 million for the fiscal year 2018. The adjustment to Core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on the respective years’ earnings.

•
Charges for Certain European legal matters:  Several countries in Europe issued separate complaints alleging that the Company, along with several other companies, engaged in violations of competition laws in prior periods.  In 2016, the Company incurred after-tax charges of $11 million to adjust legal reserves related to these matters.

•
Venezuela deconsolidation charges: For accounting purposes, evolving conditions resulted in a lack of control over our Venezuelan subsidiaries. Therefore, in accordance with the applicable accounting standards for consolidation, effective June 30, 2015, we deconsolidated our Venezuelan subsidiaries and began accounting for our investment in those subsidiaries using the cost method of accounting. The charge was incurred to write off our net assets related to Venezuela.

•
Venezuela B/S remeasurement & devaluation impacts: Venezuela is a highly inflationary economy under U.S. GAAP. Prior to deconsolidation, the government enacted episodic changes to currency exchange mechanisms and rates, which resulted in currency remeasurement charges for non-dollar denominated monetary assets and liabilities held by our Venezuelan subsidiaries.

•
Gain on Dissolution of the PGT Healthcare Partnership: The Company finalized the dissolution of our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, in the quarter ended September 30, 2018. The transaction was accounted for as a sale of the Teva portion of the PGT business; the Company recognized an after-tax gain on the dissolution of $353 million.

•
Shave Care Impairment: In the fourth quarter of fiscal 2019, the company recognized a one-time, non-cash, after-tax charge of $8.0 billion ($8.3 billion before tax) to adjust the carrying values of the Shave Care reporting unit. This was comprised of a before and after-tax impairment charge of $6.8 billion related to goodwill and an after-tax impairment charge of $1.2 billion ($1.6 billion before tax) to reduce the carrying value of the Gillette indefinite-lived intangible assets.

•
Anti-dilutive Impacts: The Shave Care impairment charges caused certain equity instruments that are normally dilutive (and hence normally assumed converted or exercised for the purposes of determining diluted net earnings per share) to be anti-dilutive. Accordingly, for U.S. GAAP diluted earnings per share, these instruments were not assumed to be concerted or exercised. Specifically, in the fourth quarter and total fiscal 2019, the weighted average outstanding preferred shares were not included in the diluted weighted average common shares outstanding. Additionally, in the fourth quarter of fiscal 2019, none of our outstanding share-based equity awards were included in the diluted weighted average common shares outstanding. As a result of the non-GAAP Shave Care impairment adjustment, these instruments are dilutive for non-GAAP earnings per share.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation. Management views the following non-GAAP measures as useful supplemental measures of Company performance and operating efficiency over time.

Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.

Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.

Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.

Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated.

Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.

Adjusted free cash flow:  Adjusted free cash flow is defined as operating cash flow less capital spending and adjustments for items as indicated. Adjusted free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views adjusted free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.

Adjusted free cash flow productivity*:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings.  Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual adjusted free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:
Three Months Ended June 30, 2020	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	-%	4%	(1)%	3%
Grooming	(5)%	4%	-%	(1)%
Health Care	(1)%	3%	-%	2%
Fabric Care & Home Care	11%	3%	-%	14%
Baby, Feminine & Family Care	3%	2%	-%	5%
Total P&G	4%	3%	(1)%	6%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
FY 2020	5%	2%	(1)%	6%

*Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Fiscal Years

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
FY 2019	1%	4%	-%	5%
FY 2018	3%	(2)%	-%	1%
FY 2017	-%	2%	-%	2%
FY 2016	(8)%	6%	3%	1%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
JAS 2018	-%	3%	1%	4%
OND 2018	-%	4%	-%	4%
JFM 2019	1%	5%	(1%)	5%
AMJ 2019	4%	4%	(1)%	7%
JAS 2019	7%	2%	(2)%	7%
OND 2019	5%	1%	(1)%	5%
JFM 2020	5%	2%	(1)%	6%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
2-Year Stacked Growth

Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact/Other*	Organic Sales Growth	2-Year Sum
FY 2020	5%	1%	6%	11%
FY 2019	1%	4%	5%	6%
FY 2018	3%	(2)%	1%	3%
FY 2017	-%	2%	2%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Calendar Year 2019
Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Calendar Year 2019	4%	3%	(1)%	6%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
1st Half FY 2020
Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
July – December 2019	6%	1%	(1)%	6%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Grooming
Total Grooming	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
FY 2020	(2)%	3%	-%	1%
FY 2019	(5)%	5%	1%	1%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Beauty
Total Beauty	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
FY 2020	4%	2%	(1)%	5%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Quarters Beauty

Total Beauty	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact/Other*	Organic Sales Growth
OND 2015	(10)%	7%	4%	1%
JFM 2016	(8)%	5%	4%	1%
AMJ 2016	(5)%	3%	3%	1%
JAS 2016	(1)%	2%	2%	3%
OND 2016	(1)%	2%	2%	3%
JFM 2017	(2)%	1%	2%	1%
AMJ 2017	2%	2%	1%	5%
JAS 2017	5%	-%	-%	5%
OND 2017	10%	(1)%	-%	9%
JFM 2018	10%	(5)%	-%	5%
AMJ 2018	10%	(3)%	-%	7%
JAS 2018	5%	3%	(1)%	7%
OND 2018	4%	4%	-%	8%
JFM 2019	4%	5%	-%	9%
AMJ 2019	3%	5%	-%	8%
JAS 2019	8%	2%	-%	10%
OND 2019	7%	1%	-%	8%
JFM 2020	(1)%	2%	-%	1%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers", the impact of India Goods and Services Tax implementation in FY 2018, the impact of Venezuela deconsolidation in 2016 and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance
Total Company	Net Sales Growth	Foreign Exchange Impact/Other	Organic Sales Growth
FY 2021 (Estimate)	1% to 3%	1%	+2% to +4%

2. Core EPS and currency-neutral Core EPS:
	Three Months Ended June 30
	2020	2019
Diluted Net Earnings Per Share	$1.07	$(2.12)
Incremental Restructuring	0.09	0.06
Shave Care Impairment		3.02
Anti-Dilutive Impacts		0.14
Core EPS	$1.16	$1.10
Percentage change vs. prior period	5%
Currency Impact to Earnings	0.06
Currency-Neutral Core EPS	$1.22
Percentage change vs. prior period Core EPS	11%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

	Twelve Months Ended June 30
	2020	2019
Diluted Net Earnings Per Share	$4.96	$1.43
Incremental Restructuring	0.16	0.13
Gain on Dissolution of PGT Partnership		(0.13)
Shave Care Impairment		3.03
Anti-Dilutive Impacts		0.06
Core EPS	$5.12	$4.52
Percentage change vs. prior period	13%
Currency Impact to Earnings	0.15
Currency-Neutral Core EPS	$5.27
Percentage change vs. prior period Core EPS	17%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS
Prior Quarters

	JAS 18	JAS 17	OND 18	OND 17	JFM 19	JFM 18	AMJ 19	AMJ 18	JAS 19	JAS 18	OND 19	OND 18	JFM 20	JFM 19
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 1.22	$ 1.06	$ 1.22	$ 0.93	$ 1.04	$ 0.95	$ (2.12)	$ 0.72	$ 1.36	$ 1.22	$ 1.41	$1.22	$1.12	1.04
Incremental Restructuring	0.03	0.03	0.03	0.02	0.02	0.04	0.06	0.14	0.01	0.03	0.01	0.03	0.05	0.02
Early Debt Extinguishment Charges				-				0.09
Transitional Impact of U.S. Tax Act				0.24		0.01		(0.02)
Gain on Dissolution of PGT Partnership	(0.14)									(0.14)
Shave Care Impairment							3.02
Anti-dilutive Impacts							0.14
Rounding	0.01							0.01		0.01
Core EPS	$ 1.12	$ 1.09	$ 1.25	$ 1.19	$ 1.06	$ 1.00	$ 1.10	$ 0.94	$ 1.37	$ 1.12	$1.42	$1.25	$1.17	$1.06
Percentage change vs. prior period	3%		5%		6%		17%		22%		14%		10%
Currency Impact to Earnings	0.09		0.09		0.09		0.08		0.02		0.02		0.05
Currency-Neutral Core EPS	$ 1.21		$ 1.34		$ 1.15		$ 1.18		$1.39		$1.44		$1.22
Percentage change vs. prior period Core EPS	11%		13%		15%		26%		24%		15%		15%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction

Core EPS
Prior Fiscal Years

	2019	2018	2017	2016	2015
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$1.43	$ 3.67	$ 3.69	$ 3.49	$ 2.84
Incremental Restructuring	0.13	0.23	0.10	0.18	0.17
Early Debt Extinguishment Charges		0.09	0.13
Transitional Impact of U.S. Tax Act		0.23
Venezuela B/S Remeasurement and Devaluation Impacts					0.04
Charges for Pending European Legal Matters					0.01
Venezuela Deconsolidation Charges					0.71
Gain on PGT Dissolution	(0.13)
Shave Care Impairment	3.03
Anti-dilutive Impacts	0.06
Rounding					(0.01)
Core EPS	$4.52	$ 4.22	$ 3.92	$ 3.67	$3.76
Percentage change vs. prior period	7%	8%	7%	(2)%
Currency Impact to Earnings	0.35	(0.05)	0.15	0.35
Currency-Neutral Core EPS	$4.87	$ 4.17	$ 4.07	$ 4.02
Percentage change vs. prior period Core EPS	15%	6%	11%	7%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction

Core EPS
Guidance
Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2021 (Estimate)	+6% to +10%	(3)%	+3% to +7%

* Includes year-over-year changes in incremental non-core restructuring charges.

3. Core gross margin:
	Three Months Ended June 30
	2020	2019
Gross Margin	49.5%	47.7%
Incremental Restructuring	1.4%	1.1%
Core Gross Margin	50.9%	48.8%
Basis point change vs. prior year Core margin	210
Currency Impact to Margin	0.4%
Currency-Neutral Core Gross Margin	51.3%
Basis point change vs prior year Core margin	250

	Twelve Months Ended June 30
	2020	2019
Gross Margin	50.3%	48.6%
Incremental Restructuring	0.7%	0.6%
Rounding		0.1%
Core Gross Margin	51.0%	49.3%
Basis point change vs. prior year Core margin	170
Currency Impact to Margin	0.2%
Currency-Neutral Core Gross Margin	51.2%
Basis point change vs prior year Core margin	190

4. Core operating profit margin:
	Three Months Ended June 30
	2020	2019
Operating Profit Margin	19.7%	(30.4)%
Incremental Restructuring	1.3%	1.1%
Shave Care Impairment		48.8%
Rounding		0.1%
Core Operating Profit Margin	21.0%	19.6%
Basis point change vs. prior year Core margin	140
Currency Impact Margin	0.5%
Currency-Neutral Core Operating Profit Margin	21.5%
Basis point change vs. prior year Core Margin	190

	Twelve Months Ended June 30
	2020	2019
Operating Profit Margin	22.1%	8.1%
Incremental Restructuring	0.6%	0.6%
Shave Care Impairment		12.3%
Rounding	0.1%
Core Operating Profit Margin	22.8%	21.0%
Basis point change vs. prior year Core margin	180
Currency Impact Margin	0.3%
Currency-Neutral Core Operating Profit Margin	23.1%
Basis point change vs. prior year Core Margin	210

5. Adjusted free cash flow productivity (dollar amounts in millions):

Three Months Ended June 30, 2020
Operating Cash Flow	Capital Spending	Adjustments*	Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$4,806	$(658)	$328	$4,476	$2,786	161%
*Adjustments to free cash flow include tax payments related to the Merck OTC Consumer Healthcare acquisition.

Twelve Months Ended June 30, 2020
Operating Cash Flow	Capital Spending	Adjustments*	Adjusted Free Cash Flow	Net Earnings	Adjusted Free Cash Flow Productivity
$17,403	$(3,073)	$543	$14,873	$13,103	114%
*Adjustments to free cash flow include tax payments for the transitional tax resulting from the U.S. Tax Act and tax payments related to the Merck OTC Consumer Healthcare acquisition.